Exhibit 23.1
DAVIS ACCOUNTING GROUP, P.C.
A Certified Public Accounting Firm
1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720
(435) 865-2808 • FAX (435) 865-2821

Mr. Mordechai Broudo, Chairman
m-Wise, Inc.
3 Sapir Street
Herzeliya Pituach, Israel 46852

Dear Mr. Broudo,

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation in Amendment No. 1 to the Registration Statement of m-Wise, Inc. on Form SB-2 of our report on the financial statements of the Company as its registered independent auditors dated March 30, 2007, as of and for the period ended December 31, 2006. We further consent to the reference to us in the section on Experts.

Respectfully submitted,

/s/ Davis Accounting Group P.C.

Cedar City, Utah,
September 11, 2007.